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                                   Exhibit 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES


                             DOMESTIC SUBSIDIARIES
                             ---------------------


Subsidiary                                          State of Incorporation
----------                                          ----------------------

564 Randolph Co. #2                                 Delaware

IRI French Holdings, Inc.                           Delaware

IRI Puerto Rico, Inc.                               Puerto Rico

NEO, Inc.                                           Connecticut

IRI Venezuela Holdings, Inc.                        Delaware

IRI Guatemala Holdings, Inc.                        Delaware

IRI Greek Holdings, Inc.                            Delaware

IRI Italy Holdings, Inc.                            Delaware

InfoScan Italy Holdings, Inc.                       Delaware

IRI Logistics, Inc. (formerly LogiCNet, Inc.)       Delaware